Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 1999, with respect to the consolidated financial statements of Newcourt Credit Group Inc. ("Newcourt") as at December 31, 1998 and 1997 and for the years then ended filed on Form 6-K and incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of The CIT Group, Inc. ("CIT") for the registration of its common stock.

We also consent to the use of our report dated February 22, 1999 on the consolidated financial statements of Newcourt as at December 31, 1998 and 1997 and for the years then ended and of our report dated February 4, 1998 on the consolidated financial statements of Newcourt as at December 31, 1997 and 1996 and for the years then ended in the Current Report of CIT on Form 8-K filed on September 22, 1999, incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of CIT for the registration of its common stock.


Toronto, Canada                                            /s/ Ernst & Young LLP
November 10, 1999                                          Chartered Accountants